Exhibit (ii)


                                Arthur Andersen
                             101 Eisenhower Parkway
                             Roseland NJ 07068-1099



March 3, 1998



Mr. Ronald C. Byer
President and Chief Executive Officer
Vertex Industries, Inc.
23 Carol Street
P.O. Box 996
Clifton, New Jersey 07014-0996

Dear Mr. Byer:

This will confirm that the client-auditor relationship between Vertex Industries, Inc. (Commission file Number 0-15066) and Arthur Andersen LLP has ceased.

Very truly yours,

s/ Arthur Andersen LLP

cc: SEC Office of the Chief Accountant



                                     -5-